Exhibit 99.1

Silvergate To Provide Select Preliminary Fourth Quarter 2022 Financial Metrics and Host Business Update Conference Call

La Jolla, Calif. – January 4, 2023 – Silvergate Capital Corporation (“Silvergate” or the “Company”) (NYSE: SI), the leading provider of innovative financial infrastructure solutions to the digital asset industry, today announced that it will release select unaudited and preliminary fourth quarter 2022 financial metrics before market open on Thursday, January 5, 2023, with a conference call to follow at 8:00 a.m. (Eastern Time).

The conference call can be accessed live by dialing 1-844-200-6205, or for international callers 1-929-526-1599, and entering the access code 712040. A replay will be available starting at 10:00 a.m. (Eastern Time) on January 5, 2023 and can be accessed by dialing 1-866-813-9403, or for international callers +44-204-525-0658. The passcode for the replay is 535429. The replay will be available until 11:59 p.m. (Eastern Time) on January 19, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergate.com. The online replay will remain available for a limited time beginning immediately following the call.

About Silvergate

Silvergate Capital Corporation (NYSE: SI) is the leading provider of innovative financial infrastructure solutions and services for the growing digital asset industry. The Company’s real-time payments platform, known as the Silvergate Exchange Network, is at the heart of its customer-centric suite of payments, lending and funding solutions serving an expanding class of digital asset companies and investors around the world. Silvergate is enabling the rapid growth of digital asset markets and reshaping global commerce for a digital asset future.

Investor Relations Contact:
Edelman Smithfield for Silvergate
(858) 200-3782
investors@silvergate.com

Media:
Edelman Smithfield for Silvergate
press@silvergate.com